UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2007

FIRSTFED FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-9566	95-4087449
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

401 Wilshire Boulevard, Santa Monica, California,	90401-1490
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 319-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 917 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On April 26, 2007, the Registrant issued a press release announcing a private placement of $50 million of fixed/floating rate senior debentures. The debentures have a rate of 6.585% for the first five years, and a ten year maturity. The full text of the press release, issued pursuant to Rule 135c of the Securities Act of 1933, as amended (the “1933 Act”), is filed as Exhibit 99.1 to this Form 8-K.

The securities described in the press release will not be registered under the 1933 Act, or any state securities laws, and may not be offered or sold in the United States absent registration under, or an applicable exemption from, the registration requirements of the 1933 Act and applicable state securities laws. This Form 8-K does not constitute an offer to sell these securities nor is it a solicitation of an offer to purchase these securities.

ITEM 9.01	Exhibits

99.	1 Press Release dated April 26, 2007

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRSTFED FINANCIAL CORP.

Dated: April 26, 2007	By: /s/ Douglas J. Goddard

Douglas J. Goddard

Chief Financial Officer

Exhibit 99.1

FIRSTFED ANNOUNCES $50 MILLION SENIOR DEBENTURES OFFERING

Santa Monica, California, April 26, 2007 -- FirstFed Financial Corp. (NYSE-FED), parent company of First Federal Bank of California, today announced that it has sold $50 million of fixed/floating rate senior debentures due 2017 (the “Debentures”) to qualified institutional buyers. The debentures have a rate of 6.585% for the first five years, adjustable thereafter based on the 3 month LIBOR index plus a margin of 1.60%, and have a ten year maturity. The issuance is exempt from registration and eligible for transfer pursuant to Rule 144A under the Securities Act of 1933, as amended.

The Company plans to use the net proceeds from this offering for general corporate purposes, including the possible repurchase from time to time of the Company’s stock under a previously authorized repurchase plan.

The Debentures have not been registered under the Securities Act of 1933 or applicable state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. The Debentures may only be offered or sold to accredited investors under an exemption from the registration requirements of the Securities Act. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Debentures. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended, and pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state laws.

This news release contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. All statements, other than statements of historical facts, included in the press release that address future activities, events or developments are forward looking statements. These forward-looking statements are subject to various factors, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. Such factors include, but are not limited to, general economic, market or business conditions as well as other factors which are beyond the control of the Company. In addition, these forward-looking statements are subject to assumptions as to future business strategies and decisions that are subject to change. The Company makes no guarantees or promises regarding future results and assumes no responsibility to update such forward-looking statements. All of the forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by the Company, including the completion of the sale of any securities pursuant to the private placement, will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business or operations.

Contact: Douglas Goddard, Executive Vice President

(310) 319-6014

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